UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2011

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-02979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94163

(Address of principal executive offices) (Zip Code)

1-866-249-3302

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2011, the board of directors (the “Board”) of Wells Fargo & Company (the “Company”) elected Elaine L. Chao to the Company’s Board, effective July 1, 2011. Ms. Chao has been appointed to serve on the Board’s Corporate Responsibility Committee and Finance Committee.

Ms. Chao will receive customary fees and equity awards from the Company for serving as a director in accordance with the Company’s non-employee director compensation program as described in the Company’s 2011 Proxy Statement filed with the Securities and Exchange Commission on March 21, 2011. Under the non-employee director compensation program, Ms. Chao will automatically be granted a stock award on July 1, 2011 under the Company’s Long-Term Incentive Compensation Plan of shares of Company common stock having a fair market value of approximately $116,667. The number of shares of Company common stock subject to the stock award will be determined by dividing the award value by the closing price of Company common stock on July 1, 2011, rounded up to the nearest whole share. The stock award vests in full on the date of grant. Additional information regarding equity awards under the non-employee director compensation program is set forth in Exhibit 10(x) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

The Company’s news release (the “News Release”) announcing the election of Ms. Chao to the Board is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	The News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2011	WELLS FARGO & COMPANY

	By:	/s/ Laurel A. Holschuh
Laurel A. Holschuh
Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	The News Release